Kantor & Co.
Law Offices
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14 Abba Hillel Silver Rd.
Ramat Gan 52506 Israel
Tel: + 972 - 3 - 6133371
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mail@kantor-law.com

December 14, 2007
XTL Biopharmaceuticals Ltd.
711 Executive Blvd., Suite Q
Valley Cottage, NY 10989

Re:	Registration Statement on Form S-8 for Share Option Plans of XTL Biopharmaceuticals Ltd.

Ladies and Gentlemen:

We are acting as Israeli counsel to XTL Biopharmaceuticals Ltd., a public limited company incorporated under the laws of Israel (the “Company) in connection with the filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 34,622,611 Ordinary Shares (the “Shares”), par value 0.02 New Israeli Shekels, which may be issued by the Company as follows: 2,145,000 Shares to be issued upon the exercise of options granted pursuant to the XTL Biopharmaceuticals Ltd. 1998 Employee Share Option Plan (the “1998 Plan”); 698,820 Shares to be issued upon the exercise of options granted pursuant to the XTL Biopharmaceuticals Ltd. 1999 Directors, Consultants, and Employees Share Option Plan (the “1999 Plan”); 669,800 Shares to be issued upon the exercise of options granted pursuant to the XTL Biopharmaceuticals Ltd. 2000 Directors, Consultants, and Employees Share Option Plan (the “2000 Plan”); 5,114,035 Shares to be issued upon the exercise of options granted pursuant to the XTL Biopharmaceuticals Ltd. 2001 Employee Share Option Plan (the “2001 Plan”); 20,620,000 Shares to be issued upon the exercise of options granted pursuant to the Non-Plan (the “Non-Plan,” and together with the 1998 Plan, the 1999 Plan, the 2000 Plan, and the 2001 Plan, the “Plans”); 5,354,956 Shares to be issued upon the exercise of options to be granted pursuant to the 2001 Plan; and 20,000 Shares to be issued upon the exercise of options to be granted pursuant to the Non-Plan.

The Shares were registered on a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Form 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Articles of Association of the Company, the Form of Share Certificate for the Company’s Ordinary Shares, records of proceedings of the Board of Directors, committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Plans, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

XTL Biopharmaceuticals Ltd.
December 14, 2007

Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Plans and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinion set forth herein is limited to the laws of the State of Israel, and we do not express any opinion herein concerning any other laws.

Very truly yours,

/s/ Kantor & Co., Law Offices
Kantor & Co., Law Offices